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EXHIBIT 99.02

FOR IMMEDIATE RELEASE

Contact:

Maureen O'Connell (media)
Exodus Communications, Inc.
(408) 346-2218
maureen.oconnell@exodus.net

Damon Wright (investors)
Allen & Caron, Inc., for Exodus
(949) 474-4300
damon@allencaron.com


EXODUS COMMUNICATIONS, INC. ANNOUNCES PROPOSED SHELF REGISTRATION

SANTA CLARA, California, June 20, 2000 - Exodus Communications(TM), Inc. (Nasdaq: EXDS) today announced that it intends to file a "universal shelf" registration statement with the Securities and Exchange Commission. Under the registration statement, Exodus(R) will be able to sell up to $2.0 billion of new debt and equity securities in one or more public offerings over the next two years. Exodus stated that the registration statement should provide flexibility and efficiency in accessing the public securities markets should Exodus decide to offer any securities for sale to the public in the future, although it has no immediate plans to do so.

Exodus expects to use the net proceeds of any offerings under the "universal shelf" to fund the expansion of its operations and for general corporate purposes, or to finance the acquisition of assets or businesses to be used in its system and network management business.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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Exodus and Exodus Communications are trademarks of Exodus Communications, Inc.
and may be registered in certain jurisdictions.